                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [  ]  Confidential, For use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               USDATA CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:

    (2)   Form, Schedule or Registration Statement No.:

    (3)   Filing Party:

    (4)   Date Filed:

                                [USDATA (R) LOGO]
                                 WWW.USDATA.COM

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -- MAY 18, 2000 --



Dear USDATA Stockholder:

The 2000 annual meeting of stockholders of USDATA Corporation will be held on Thursday, May 18, 2000, at 11:00 a.m. local time, at our headquarters located at 2435 North Central Expressway, Richardson, TX 75080-2722. You will find directions to the meeting on our web site at www.usdata.com.

Only stockholders who owned stock at the close of business on March 24, 2000, can vote at this meeting or any adjournments that may take place. At the meeting, we will:

-    elect 6 directors,
- request approval of an amendment to our certificate of incorporation to change the name of USDATA Corporation to Time Twenty Corporation,
- request approval of an amendment to our 1994 Equity Compensation Plan to increase the number of shares authorized for issuance under the plan, and
-    attend to any other business properly presented at the meeting.

We also will report on USDATA's 1999 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

All stockholders are cordially invited to attend the meeting. No admission tickets are required. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy card and mail it promptly in the enclosed envelope.

USDATA'S BOARD OF DIRECTORS IS A VITAL RESOURCE. NO MATTER HOW MANY SHARES YOU HOLD, WE CONSIDER YOUR VOTE IMPORTANT, AND WE ENCOURAGE YOU TO VOTE AS SOON AS POSSIBLE.

This proxy statement, accompanying proxy card, and 1999 annual report are being mailed to stockholders beginning on or about April 25, 2000, in connection with the solicitation of proxies by the board of directors.


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
Please contact Robert L. Drury, Secretary and Chief Financial Officer, at (972) 680-9700 with any questions or concerns.


Sincerely,

/s/ Robert A. Merry                            /s/ Robert L. Drury

Robert A. Merry                                Robert L. Drury
Chief Executive Officer                        Secretary


April 25, 2000


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--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:   WHO IS ENTITLED TO VOTE?
A: Stockholders of record as of the close of business on March 24, 2000, may vote at the annual meeting.

Q:   HOW MANY SHARES CAN VOTE?
A: On March 24, 2000, there were 13,166,729 shares of common stock issued and outstanding and 50,000 shares of Series A Convertible Preferred issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?
A: You may vote on the election of 6 directors who have been nominated to serve on our board of directors, the amendment to our Certificate of Incorporation and on the amendment to increase the number of shares in our 1994 Equity Compensation Plan.

Q:   HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
A: The board recommends a vote FOR each board nominee, FOR the proposal to amend our Certificate of Incorporation and FOR the proposal to amend the 1994 Equity Compensation Plan.

Q:   HOW DO I VOTE?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Robert A. Merry and Robert L. Drury will vote your shares as recommended by the board of directors.

Q:   WHAT IF I HOLD MY USDATA SHARES IN A BROKERAGE ACCOUNT?
A: If you hold your USDATA shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1.   by telephone,
     2.   via the Internet, or
     3.   by returning the form to your broker.

Q:   WHAT IF I WANT TO CHANGE MY VOTE?
A: You may change your vote at any time before the meeting in any of the following three ways:

     1.   notifying our corporate secretary, Robert L. Drury, in writing,
     2.   voting in person at the meeting, or
     3.   submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   HOW WILL DIRECTORS BE ELECTED?
A: The 6 nominees receiving the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION?
A: To approve the amendment to our Certificate of Incorporation, a quorum must be present and voting on the proposal and a majority of the votes cast must be in favor of the proposal.


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
Q:   WHAT VOTE IS REQUIRED TO AMEND THE 1994 EQUITY COMPENSATION PLAN?
A: To approve the amendment to the 1994 Equity Compensation Plan, a quorum must be present and voting on the proposal, and a majority of the votes cast must be in favor of the proposal.

Q:   WHO WILL COUNT THE VOTES?
A: A representative of USDATA will count the votes and act as the judge of elections.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         ChaseMellon Stockholder Services
         85 Challenger Road
         Ridgefield Park, NJ 07660
         (toll-free telephone 800-526-0801)

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier for ChaseMellon to combine your accounts.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q:   WHAT IS A QUORUM?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR FAIL TO GIVE INSTRUCTIONS TO MY BROKER?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors and the amendment to our Certificate of Incorporation are considered routine matters. The amendment to the 1994 Equity Compensation Plan is considered a non-routine matter, therefore, brokers, banks or other nominees will not be able to vote on this matter without instructions from the stockholder. This will result in a "broker non-vote" on this matter equal to the number of shares for which the brokers do not receive specific voting instructions.

     Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:   WHO CAN ATTEND THE MEETING?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.


[USDATA LOGO]                                                                  2

Q:   WHAT IS A STOCKHOLDER PROPOSAL?
A: A stockholder proposal is your recommendation or requirement that USDATA or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   CAN ANYONE SUBMIT A STOCKHOLDER PROPOSAL?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: IF I WISH TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE ANNUAL MEETING IN 2001, WHAT ACTION MUST I TAKE?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2001, you must submit the proposal, in writing, so that we receive it no later than December 26, 2000. The proposal must meet the requirements established by the SEC. Send your proposal to:

         Robert L. Drury
         Secretary
         USDATA Corporation
         2435 North Central Expressway
         Richardson, TX 75080-2722

     As to any proposal presented by a stockholder at the annual meeting that has not been included in the proxy statement, management proxies will be allowed to use their discretionary voting authority unless we receive notice of such proposal no later than March 11, 2001.

Q:   WHO ARE USDATA'S LARGEST STOCKHOLDERS?
A: Safeguard Scientifics, Inc., beneficially owns 39.8%, Technology Leaders I beneficially owns 10.7%, Technology Leaders II beneficially owns 10.7%, and other directors and executive officers, as a group, beneficially own an additional 3.4%, of USDATA's common stock. Bob B. Midyett owns 7.3% of USDATA's common stock. At December 31, 1999, no other stockholder owned more than 5% of our stock.



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
--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                            ITEM 1 ON THE PROXY CARD
--------------------------------------------------------------------------------


Directors are elected annually and serve a one-year term. There are 6 nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected, and until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE. THE 6 NOMINEES WHO RECEIVE THE HIGHEST NUMBER OF AFFIRMATIVE VOTES WILL BE ELECTED AS DIRECTORS.

--------------------------------------------------------------------------------
STEPHEN J. ANDRIOLE, PH.D.                                   Director since 1998
Age 50

Dr. Andriole is senior vice president and chief technology officer of Safeguard Scientifics, Inc., a leading Internet company focused on the infrastructure market. Safeguard's network of Internet infrastructure companies offers solutions, seamless connectivity, and e-services to businesses engaged in electronic commerce. Dr. Andriole was chief technology officer and senior vice president for technology strategy at CIGNA Corporation prior to joining Safeguard in 1997.

--------------------------------------------------------------------------------
JAMES W. DIXON                                               Director since 1994
Age 53

Mr. Dixon has served as chief executive officer of Broadreach Consulting, Inc., an Internet professional services company, since 1997. From 1987 to 1996 , Mr. Dixon served as chief executive officer and chairman of CompuCom Systems, Inc., a provider of technology management services and information technology products. Mr. Dixon is a director of AER Energy, Inc.

--------------------------------------------------------------------------------
MAX D. HOPPER                                                Director since 1995
Age 65

Mr. Hopper has served as chairman of the board of USDATA since April 1998. He has served as principal and chief executive officer of Max D. Hopper Associates, Inc., an information systems consulting firm, since 1995. Prior to that time, Mr. Hopper served as a senior vice president, information systems of American Airlines, Inc. Mr. Hopper served as chairman of The SABRE Group, the airline reservation system unit of American Airlines, from April 1994 to January 1995. Mr. Hopper currently serves as a director of the Gartner Group, Inc., Payless Cashways, Inc., Metrocall, Inc., Exodus Communications, Inc., United Stationers, Inc., and Accrue Software, Inc.



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
--------------------------------------------------------------------------------
                          ELECTION OF DIRECTORS (CONT.)
                            ITEM 1 ON THE PROXY CARD
--------------------------------------------------------------------------------
ROBERT A. MERRY                                              Director since 1997
Age 50

Mr. Merry has served as president and chief executive officer of USDATA since July 1997. From June 1995 to July 1997, Mr. Merry served as president of the Process Manufacturing Strategic Business Unit of Electronic Data Systems (EDS). From March 1992 to June 1995, Mr. Merry served as vice president and regional sales manager of manufacturing of EDS.

--------------------------------------------------------------------------------
JACK L. MESSMAN                                              Director since 1994
Age 60

Mr. Messman has served as president and chief executive officer for Cambridge Technology Partners, an e-integration services firm, since August 1999. From April 1991 until August 1999, Mr. Messman served as chairman and chief executive officer of Union Pacific Resources Group, Inc., an energy company. Mr. Messman is a director of Cambridge Technology Partners (Massachusetts), Inc., Metallurg, Inc., Novell, Inc., Tandy Corporation, and Safeguard.

--------------------------------------------------------------------------------
ARTHUR R. SPECTOR                                            Director since 1994
Age 59

Mr. Spector is a managing director of the general partner and of the management company of Safeguard International Fund, L. P., an international private equity fund. From January 1997 to March 1998, Mr. Spector served as a managing director of TL Ventures LLC, a venture capital management company organized to manage day-to-day operations of TL Ventures III L. P. and TL Ventures III Offshore L.
P. From January 1995 to December 1996, Mr. Spector served as director of acquisitions for Safeguard. From July 1992 to May 1995, Mr. Spector was vice chairman and secretary of Casino & Credit Services, Inc. Mr. Spector is chairman of the board of directors of Neoware Systems, Inc. and a director of DocuCorp International, Inc. and Metallurg, Inc.


--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


BOARD MEETINGS: The board of directors held 8 meetings in 1999. Each director attended at least 75% of the total number of meetings of the board and committees of which he was a member.

ANNUAL AND MEETING ATTENDANCE FEES: Directors who are not executive officers of Safeguard Scientifics, Inc. or employees of USDATA are reimbursed for travel expenses incurred in connection with attending board meetings or other company business but do not receive compensation for serving as directors.

BOARD COMPENSATION: In early 2000, USDATA reviewed board of director compensation practices for public companies of similar size and in similar industries. In February 2000, management recommended and the board approved a stock equity compensation program as described below.

STOCK OPTIONS: Directors who are not executive officers of Safeguard Scientifics, Inc. or any wholly owned subsidiary or employees of USDATA or any subsidiary receive:

- a stock option to purchase 20,000 shares of USDATA's common stock upon initial election to the board, vesting 25% each year starting on the first anniversary of the grant date, and



[USDATA LOGO]                                                                  5

- annual service grants of 5,000 shares of USDATA's common stock, fully vested as of the grant date.

Directors' options have an eight-year term. The exercise price is equal to the closing price of a share of USDATA common stock on the grant date.

Prior to the adoption of the stock equity compensation program described above, directors received an initial stock option grant of 15,000 shares. Upon adoption of the current plan in February 2000, Messrs. Hopper, Dixon, Messman and Spector each received an option for 5,000 shares at an exercise price of $15.6875 per share vesting 25% each year starting on the first anniversary of the grant date. Annual service grants of 3,000 shares were made in 1999 to Messrs. Hopper, Dixon, Messman and Spector at an exercise price of $3.50 per share.


--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------


                                  AUDIT          COMPENSATION         EXECUTIVE

MEETINGS HELD IN 1999               2                 6                    0

Max D. Hopper                                         X *               X *

Stephen J. Andriole                                   X

James W. Dixon                      X

Robert A. Merry                                                         X

Jack L. Messman                                       X

Arthur R. Spector                   X *                                 X

* CHAIRPERSON


AUDIT: The audit committee recommends our independent accountants, discusses the scope and results of our audit with the independent accountants, reviews with management and the independent accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures, and reviews the non-audit services to be performed by the independent accountants.

COMPENSATION: The compensation committee reviews and recommends compensation arrangements for senior management including salaries, cash incentives and option grants, and administers our equity compensation plan.

EXECUTIVE: The executive committee approves transactions that do not exceed one million dollars in the aggregate, except where the approval of the board of directors is required by law.


[USDATA LOGO]                                                                  6

--------------------------------------------------------------------------------
              PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO
           CHANGE THE NAME OF THE COMPANY TO TIME TWENTY CORPORATION
                            ITEM 2 ON THE PROXY CARD
--------------------------------------------------------------------------------


PROPOSED AMENDMENT

Our board of directors recommends that the stockholders approve the following resolutions:

     RESOLVED, that the proposal of the board of directors to amend the Certificate of Incorporation to change the name of the corporation to Time Twenty Corporation is hereby approved and adopted; and it is further

     RESOLVED, that at any time prior to the filing of the aforesaid amendment to the Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware, the board of directors is authorized and empowered to abandon such amendment without further action by the stockholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. Approval of this amendment requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment.

BACKGROUND

Over the years USDATA has developed significant real-time and Internet core competencies. Traditionally, we have focused this expertise on software tools for the manufacturing and production marketplace.

During 1999, USDATA combined this core competency with domain knowledge and software acquired as part of the Smart Shop Software, Inc. acquisition to create its new eMake division. This division is initially focused on providing an Internet portal, software and services to the small and medium sized discrete, make-to-order manufacturing community to be primarily marketed and delivered via the Internet.

It is our belief that this strategy of combining real-time and Internet core competency with acquired domain knowledge can create companies that provide new economy based e-Business solutions for other specific large markets.

It is proposed that we amend our Certificate of Incorporation to change our name to Time Twenty Corporation to reflect and promote our expanded strategy of exploiting real-time and Internet assets to large specific marketplaces. It is our belief that stockholder value will be enhanced by this expanded strategy and new name. In connection with renaming USDATA, it is anticipated that we will change our Nasdaq stock symbol to more closely reflect the new name.

We will continue to utilize the USDATA name in marketing horizontal software tools to end customers and Time Twenty e-Companies.



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
--------------------------------------------------------------------------------
               PROPOSAL TO AMEND THE 1994 EQUITY COMPENSATION PLAN
                            ITEM 3 ON THE PROXY CARD
--------------------------------------------------------------------------------


BACKGROUND AND PROPOSED AMENDMENT

Our current stock option plan (1994 Plan) was adopted in 1994. Since less than 55,000 shares remain available for issuance under that plan, on February 24, 2000, our board adopted, subject to stockholder approval, an amendment authorizing an additional 500,000 shares for issuance.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 PLAN. Approval of this amendment requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. If the stockholders do not approve the amendment, then the number of shares that may be issued under the 1994 Plan may not exceed 2,500,000 shares.

PURPOSE OF THE 1994 PLAN

The 1994 Plan provides participants with an opportunity to receive grants of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards with an exercise price generally equal to or greater than the fair market value on the grant date.

We believe the plan enables us to attract, retain and motivate our employees, encourage participants to contribute materially to our growth, thus benefiting our stockholders, and align the economic interests of the participants with those of our stockholders.

The plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

SHARES SUBJECT TO THE 1994 PLAN

The 1994 Plan, as amended by this proposal, authorizes the issuance of 3,000,000 shares of USDATA common stock. The maximum number of shares that may be granted to any individual during any calendar year is 500,000. Shares issued under the 1994 Plan may be authorized but unissued shares or may be reacquired shares. If options granted under the 1994 Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if any shares of restricted stock are forfeited, those shares will again be available for purposes of the 1994 Plan.

No grants have been made and there are no current plans to authorize any specific grants under this amendment to the 1994 Plan. The closing price of a share of our common stock on March 24, 2000, was $14.50 per share.

ADMINISTRATION OF THE 1994 PLAN

The 1994 Plan is administered by a compensation committee, which is currently composed of Messrs. Hopper, Andriole and Messman.

The committee has the authority to administer and interpret the 1994 Plan. Specifically, it is authorized to:

-    determine the individuals to whom grants shall be made,
-    determine the type, size and terms of grants,
- determine the time when grants will be made and the duration of any applicable exercise period or restriction period, including the criteria for exercisability and acceleration of exercisability,
- amend the terms of any outstanding award (with the consent of the participant) to reflect terms not otherwise inconsistent with the 1994 Plan,
- make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1994 Plan, and
-    deal with any other matter arising under the 1994 Plan.



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
ELIGIBILITY FOR PARTICIPATION AND GRANTS

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors and certain eligible independent contractors of USDATA or any subsidiary. There are approximately 210 employees, 5 non-employee directors and no independent contractors currently eligible to receive grants.

Grants may be incentive stock options, nonqualified stock options, stock appreciation rights or restricted stock awards. All grants are subject to the terms and conditions of the 1994 Plan.

All committee decisions are final and binding on all persons having any interests in the 1994 Plan or in any grants made under the 1994 Plan. The committee will execute its powers in the best interest of USDATA, not as a fiduciary, and in keeping with the objectives of the 1994 Plan. Decisions of the committee need not be uniform among participants.

STOCK OPTIONS

GRANT OF STOCK OPTIONS. The committee may grant options qualifying as incentive stock options to employees. The committee may grant nonqualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and nonqualified stock options.

OPTION PRICE. The option price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than 100% of the fair market value of common stock on the date of grant. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a grantee owns stock having more than 10% of the voting power of USDATA or any subsidiary, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

TERM AND EXERCISABILITY OF STOCK OPTIONS. The committee determines the term of stock options granted under the 1994 Plan, although the term may not exceed 10 years. If a grantee owns stock having more than 10% of the voting power of USDATA or any subsidiary, the term of an incentive stock option may not exceed five years. No stock option may be exercised by any person after expiration of the term of the option. The committee determines how stock options become exercisable and may accelerate vesting at any time for any reason.

MANNER OF EXERCISE OF STOCK OPTIONS. To exercise a stock option, a grantee must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

-    in cash or check,

- by delivering shares of unrestricted common stock of USDATA already owned by the participant, subject to certain restrictions, having a fair market value equal to the exercise price,

-    in a combination of cash and shares, or

- any other method of payment as the committee may approve, including a "cashless exercise" of a stock option, effected by delivering a notice of exercise to USDATA and a securities broker, with instructions to the broker to deliver to USDATA out of the sale proceeds the amount necessary to pay the exercise price.

The committee may determine to grant a replacement option at the time of exercise for a number of shares up to the number of shares subject to the option being exercised. The terms of the replacement option are determined by the committee but the exercise price must be equal to the fair market value of a share on the date of exercise.

For a non-qualified stock option, we also are required to withhold taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value. Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to USDATA.



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
TERMINATION OF STOCK OPTIONS AS A RESULT OF TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

- one year following termination of service if an individual dies or is disabled, or
-    three months following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. The committee may extend the exercise period for a non-qualified stock option after termination of service. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by the participant at the date of termination. The committee may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which we have not yet delivered the share certificates. Termination for cause means a finding by the committee that the participant has:

- breached his or her employment contract, non-competition agreement or other obligation to USDATA,
- been engaged in fraud, embezzlement, theft, commission of a felony or proven disloyalty in the course of his or her service, or
-    disclosed trade secrets or confidential information.

TRANSFERABILITY OF STOCK OPTIONS. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those options to family members or other persons or entities.

RESTRICTED STOCK GRANTS

The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

STOCK APPRECIATION RIGHTS

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.



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
The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

ADJUSTMENTS PROVISIONS

The committee will adjust:

-    the maximum number and class of shares issuable under the 1994 Plan,
-    the number and class of shares subject to an outstanding grant, or
-    the purchase prices of outstanding options or stock appreciation rights,

to appropriately reflect any of the following events:

-    a reorganization, recapitalization or change of shares,
-    a stock split, spin-off, stock dividend or reclassification,
-    a subdivision or combination of shares,
-    a merger, consolidation, rights offering, or
-    any other change in corporate structure or shares.

If any event should occur, each outstanding option shall be assumed by the surviving or successor corporation except if the committee should determine to terminate the option. In that case, the committee may allow the participant to exercise the vested portion of the option before the termination.

FEDERAL INCOME TAX CONSEQUENCES

The current federal income tax treatment of grants under the 1994 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1994 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

INCENTIVE STOCK OPTIONS. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-



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
term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to USDATA. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

NON-QUALIFIED STOCK OPTIONS. There are no federal income tax consequences to a participant or USDATA upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit the participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions described in the 1994 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

RESTRICTED STOCK. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and USDATA will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an



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
amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and USDATA will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, USDATA generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

STOCK APPRECIATION RIGHTS. There are no federal income tax consequences to a participant or to USDATA upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. USDATA generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

TAX WITHHOLDING. All grants under the 1994 Plan are subject to applicable tax withholding requirements. We shall have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1994 Plan are conditional upon the payment or arrangement for payment of any required withholding.

SECTION 162(m). Under section 162(m) of the Internal Revenue Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total remuneration may include amounts received upon the exercise of options granted under the 1994 Plan. An exception does exist, however, for "performance-based compensation."



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
--------------------------------------------------------------------------------
                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND GREATER THAN 5% STOCKHOLDERS
                              AS OF MARCH 24, 2000
--------------------------------------------------------------------------------


                                                                                         SHARES
                                                                                      BENEFICIALLY
                                                                  OPTIONS                 OWNED
                                              SHARES            EXERCISABLE             ASSUMING
                                           BENEFICIALLY          WITHIN 60             EXERCISE OF         PERCENT OF
                 NAME                         OWNED                DAYS                  OPTIONS             SHARES
                 ----                         -----                ----                  -------             ------

Safeguard Scientifics, Inc.                  5,445,982            698,238               6,144,220             39.8%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087

Technology Leaders I L. P                    1,654,356                  0               1,654,356             10.7%
435 Devon Park Drive
700 Building
Wayne, PA 19087

Technology Leaders II L. P                   1,654,356                  0               1,654,356             10.7%
435 Devon Park Drive
700 Building
Wayne, PA 19087

Bob B. Midyett                               1,120,124                  0               1,120,124              7.3%

Max D. Hopper                                        0             37,750                  37,750               *

Stephen J. Andriole, Ph.D.                           0                  0                       0               *

James W. Dixon                                  12,450             18,000                  30,450               *

Robert A. Merry                                      0            287,500                 287,500              1.9%

Jack L. Messman                                 69,225             18,000                  73,985               *

Arthur R. Spector                                5,595             18,000                  23,595               *

Robert L. Drury                                  2,515             50,000                  52,515               *

Executive officers and directors as a
group (7 persons)                               89,785            429,250                 519,035              3.4%


* Less than 1% of USDATA's outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Safeguard Scientifics, Inc.   Includes shares held by Safeguard Scientifics
                              (Delaware), Inc. and Safeguard Delaware, Inc., wholly-owned subsidiaries of Safeguard
                              Scientifics, Inc. Includes 698,238 shares that may be acquired pursuant to currently exercisable warrants. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its line of credit. Also includes
                              1,128,315 shares that may be acquired upon conversion of Series A Convertible Preferred
                              Stock. Does not include shares beneficially owned by each of Technology Leaders I and Technology
                              Leaders II, venture capital partnerships in which Safeguard has a beneficial interest. Safeguard disclaims beneficial ownership of the shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

Technology Leaders I          Consists of Technology Leaders L. P. and
                              Technology Leaders Offshore C.V. Technology
                              Leaders Management L. P., the sole general partner of Technology Leaders L. P. and the co-general partner of Technology Leaders Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,654,356 shares owned by Technology Leaders I, 772,418 shares are owned by Technology Leaders L. P. and



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
                              881,938 shares are owned by Technology Leaders Offshore C.V. Technology Leaders L. P., Technology Leaders Offshore C.V., Technology Leaders Management L. P., Technology Leaders II L. P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L. P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders I disclaims beneficial ownership of the shares beneficially owned by Technology Leaders II.

Technology Leaders II         Consists of Technology Leaders II L. P. and
                              Technology Leaders II Offshore C.V. Technology
                              Leaders II Management L. P., the sole general partner of Technology Leaders II L. P. and the co-general partner of Technology Leaders II
                              Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,654,356 shares owned by Technology Leaders
                              II, 921,972 shares are owned by Technology Leaders
                              II L. P. and 732,384 shares are owned by Technology Leaders II Offshore C.V. Technology
                              Leaders L. P., Technology Leaders Offshore C.V.,
                              Technology Leaders Management L. P., Technology
                              Leaders II L. P., Technology Leaders II Offshore
                              C.V. and Technology Leaders II Management L. P.
                              are members of a group for purposes of Sections
                              13(d) and 13(g) of the Securities Exchange Act of
                              1934. Technology Leaders II disclaims beneficial ownership of the shares beneficially owned by Technology Leaders I.

Bob B. Midyett                Includes 226,900 shares held in a family
                              partnership and 893,224 shares held in a family trust.

Jack L. Messman               Includes 6,620 shares held in trust for Mr.
                              Messman's daughter, and 6,620 shares held in trust for Mr. Messman's son. Mr. Messman disclaims beneficial ownership of the securities held in trust for his children.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filing during 1999 was a Form 5 by Robert A. Merry.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All decisions regarding the compensation of the executive officers were made by the compensation committee of the board of directors, which is comprised entirely of non-employee, independent members of the board of directors. Although Mr. Merry made recommendations to the committee with regard to the compensation of the other executive officers, including the other named executive officer, he did not participate in the committee's deliberations with respect to his own compensation.



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
--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------


The following graph compares the cumulative total return on USDATA's common stock for the period from June 16, 1995, through December 31, 1999, with the cumulative total return on the Nasdaq Index and the peer group index for the same period.


                 16-Jun-95       Dec-95        Dec-96       Dec-97       Dec-98       Dec-99
                 ---------------------------------------------------------------------------
USDATA              100           290           113           93           38          278
Nasdaq              100           113           139          171          240          438
Peer Group          100           118           149          183          309          594


1. The peer group consists of SIC Code 737 -- computer programming and data processing services.

2. USDATA has historically reinvested earnings in the growth of its business and has not paid cash dividends on its common stock.

3.   Assumes an investment of $100 on June 16, 1995.



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
--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION PHILOSOPHY

USDATA's mission is to succeed in a highly competitive business and achieve maximum returns for our stockholders by providing manufacturing and process control knowledge through software products and services.

Our philosophy is to align the compensation of senior management and other employees with that mission and the long-term interests of our stockholders. This philosophy also helps us to:

-    attract and retain outstanding executives,
-    promote among our executives the economic benefits of stock ownership, and
- motivate and reward executives who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of USDATA's executives consists of:

-    base salary,
-    annual cash incentives, and
-    stock options.

BASE PAY

Base pay is established initially on the basis of a combination of subjective factors, including experience and achievements of the individual and the level of responsibility assumed at USDATA. Salary increases for 1999 were based on:

-    level of achievement of financial and strategic objectives,
-    levels of individual responsibility and performance, and
-    general levels of inflation.

MR. MERRY'S 1999 BASE PAY. Mr. Merry's annual base salary for 1999 was $260,000.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 BASE PAY. Based on the guidelines discussed above, Mr. Drury's annual base salary for 1999 was $155,000.

ANNUAL CASH INCENTIVES

Annual cash incentives are intended to create an incentive for executives who significantly contribute to and influence USDATA's strategic plans and are responsible for USDATA's performance. Our primary objectives are to:

-    focus executives' attention on profitability and asset management,
-    encourage teamwork, and
- tie executives' pay to corporate performance goals consistent with long-term goals of our stockholders.

Incentives are awarded based on achievement of annual financial and strategic goals approved by the compensation committee at the beginning of the year, which goals may include target ranges of:

-    pretax earnings,
-    earnings per share,
-    return on equity,
-    cash management, or
- some other objective measurement consistent with long-term goals of our stockholders.

The committee approves a target range for specific and/or strategic goals and a range of potential incentive amounts for each executive, stated as a percentage of base salary, and based upon the executive's ability to impact USDATA's performance. Incentives are awarded at year-end based on the level achievement of the goals compared to the target ranges established.

MR. MERRY'S 1999 CASH INCENTIVE. Mr. Merry was eligible for a cash incentive of



[USDATA LOGO]                                                                 17

77% of his base salary. 90% of the cash incentive was based on his achievement of financial performance objectives and 10% was based on achievement of personal strategic goals. Mr. Merry was awarded a cash incentive of $173,978 for 1999.

OTHER HIGHLY COMPENSATED EXECUTIVES' 1999 CASH INCENTIVES. The committee approved cash incentives based 75% on the achievement of specific financial goals and 25% on the achievement of specific personal goals determined by the committee. Mr. Drury was awarded a cash incentive of $65,651 for 1999.

STOCK OPTIONS

Stock options are intended to align the interests of executives and key employees with the long-term interests of our stockholders and other investors and to encourage executives and key employees to remain in our employ. Grants are not made in every year, but are awarded subjectively based on the following factors including:

-    individual's level of responsibility,
-    amount and term of options already held by the individual,
- individual's achievement of financial and strategic objectives, which may include in addition to the goals described above:

     -    developing strategic alliances,
     -    identifying and expanding markets,
     -    developing new products,
     -    expanding existing market share and penetration,
     -    expanding operating capabilities, and
     -    improving net operating margins and return on equity.

1999 STOCK OPTION AWARDS. In 1999, the committee granted a stock option to purchase 50,000 shares at $2.50 a share vesting 25% per year beginning with the first anniversary date from date of grant to Mr. Merry.

Submitted by the compensation committee:

Max D. Hopper, Chairman
Stephen J. Andriole
Jack L. Messman

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any of the individuals named in the Summary Compensation Table that is not "performance-based." To qualify as "performance-based" compensation, the compensation committee's discretion to grant incentive awards must be strictly limited. The compensation committee believes that the benefit of retaining the ability to exercise discretion under USDATA's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the compensation committee does not currently plan to qualify its incentive compensation plans under section 162(m).



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
--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------


                1999 ANNUAL COMPENSATION FOR THE TOP TWO OFFICERS

                                                                                   LONG-TERM
                               ANNUAL COMPENSATION                                COMPENSATION
                                                                                    AWARDS
-----------------------------------------------------------------------------     ------------
                                                                                   SECURITIES
                                                                 OTHER ANNUAL      UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL                                            COMPENSATION     OPTIONS/SARS     COMPENSATION
        POSITION           YEAR      SALARY($)     BONUS($)         ($)(1)             (#)            ($)(2)

Robert A. Merry,           1999      $260,000      $173,978            --             50,000         $  2,500
President and Chief
Executive Officer(3)       1998      $225,000      $ 78,837            --            450,000         $  2,500

                           1997      $ 96,346      $ 63,000



Robert L. Drury,           1999      $155,000      $ 65,651            --                 --         $  2,500
Vice President, Chief
Financial Officer and      1998      $150,000      $ 31,535            --            100,000         $  2,250
Secretary (3)
                           1997         9,375      $ 22,500


NOTES TO ANNUAL COMPENSATION TABLE:


(1) For 1999, personal benefits did not exceed $50,000 or 10% of the total annual salary and bonus for any executive.

(2) For 1999, all other compensation includes USDATA's contributions to the 401(k) Matched Savings Plan.

(3) Mr. Merry and Mr. Drury joined USDATA in August 1997, and December 1997, respectively.



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
--------------------------------------------------------------------------------
                            1999 STOCK OPTION GRANTS
--------------------------------------------------------------------------------


                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION FOR
                                   INDIVIDUAL GRANTS                                          OPTION TERM(1)
------------------------------------------------------------------------------------   ----------------------------
                            NUMBER OF         % OF TOTAL
                            SECURITIES       OPTIONS/SARS    EXERCISE
                            UNDERLYING        GRANTED TO      OR BASE
                           OPTIONS/SARS      EMPLOYEES IN      PRICE      EXPIRATION        5%             10%
           NAME           GRANTED (#)(2)     FISCAL YEAR     ($/SH)(3)       DATE           ($)            ($)

  Robert A. Merry             50,000             9.4%           2.50      2/12/2007       59,682         142,949


  Robert L. Drury               --                --             --           --            --              --


(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future growth of our stock. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) Mr. Merry's option vests 25% each year commencing on the first anniversary of the grant date, has an eight-year term and continues vesting and remains exercisable so long as employment with USDATA or one of its subsidiaries continues. The option exercise price may be paid in cash or by (i) delivery of previously acquired shares or (ii) same day sales, i.e. cashless broker's exercises.

(3) All options have an exercise price at least equal to the fair market value on the date of grant of the shares subject to each option.



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
--------------------------------------------------------------------------------
                         1999 STOCK OPTION EXERCISES AND
                          YEAR-END STOCK OPTION VALUES
--------------------------------------------------------------------------------



                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                OPTIONS/SARS                    OPTIONS/SARS
                           SHARES                           AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(1)
                         ACQUIRED ON        VALUE
NAME                     EXERCISE (#)    REALIZED($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     ------------    -----------     -----------   -------------   -----------    -------------

Robert A. Merry                --             --            175,000       325,000      $ 1,750,000    $ 3,318,750

Robert L. Drury                --             --             50,000        50,000      $   471,875    $   471,875

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price used was $13.875 for each share of USDATA common stock.


EMPLOYMENT CONTRACTS; SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Messrs. Merry and Drury are "at will" employees. USDATA has arrangements with both Messrs. Merry and Drury providing that if either employee is terminated, other than for gross negligence, that employee will be entitled to payment of his salary and certain benefits for a period of one year. In addition, if Messrs. Merry's or Drury's employment is terminated within nine months after any one investor, excluding Safeguard Scientifics, Inc. and TL Ventures, accumulates 30% or more of USDATA's common stock, all of their respective stock options will immediately vest. Messrs. Merry's and Drury's options will also immediately vest upon a change of control.

RELATIONSHIPS AND RELATED TRANSACTIONS WITH MANAGEMENT AND OTHERS

USDATA pays Safeguard Scientifics, Inc. (Safeguard) an administrative support services fee of $30,000 monthly. The administrative support services include consultation regarding USDATA's general management, investor relations, financial management, certain legal services, insurance programs administration, audit administration, and tax research and planning, but does not cover extraordinary services or services that are contracted out. The agreement is subject to termination by USDATA or Safeguard upon notice 90 days' prior to the end of any fiscal year. USDATA paid $360,000 to Safeguard during 1999.

On November 8, 1994, Safeguard and certain other investors acquired 6,198,808 shares of common stock from USDATA's then majority stockholders for an aggregate purchase price of approximately $18 million. USDATA granted Safeguard a warrant to purchase 698,238 shares of common stock. The exercise price of the shares subject to such warrant is $3.02 per share.

On August 6, 1999, Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard, acquired 50,000 shares of Series A Convertible Preferred Stock from USDATA for an aggregate purchase price of $5 million. Each share of Series A Convertible Preferred Stock may be converted into the number of shares of common stock determined by dividing the purchase price of each share ($100.00) plus any accrued but unpaid dividends by the conversion price of $4.65, or into shares of any majority owned subsidiary at the most recent price for the shares of common stock



[USDATA LOGO]                                                                 21
of such subsidiary as determined in an arms-length transaction with a third party.

USDATA and Bob B. Midyett, Jr. were parties to an Employment Agreement under which Mr. Midyett initially served as chief executive officer and then as senior advisor to USDATA. Effective November 8, 1997, the Employment Agreement expired and was not renewed. However, for as long as he owns at least 5% of the outstanding common stock of USDATA, Mr. Midyett is entitled to serve on the board of directors of USDATA.

INDEPENDENT PUBLIC ACCOUNTANTS

On November 11, 1999, we dismissed PricewaterhouseCoopers LLP as our independent accountants and engaged KPMG LLP as our independent accountants. We have retained KPMG LLP for the current year ending December 31, 2000. Our Audit Committee participated in and approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through November 11, 1999, we have had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. PricewaterhouseCoopers LLP furnished us with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of the letter, dated November 15, 1999, is filed as Exhibit 16 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 1999.

A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity at the meeting to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.



[USDATA LOGO]                                                                 22

PROXY

                               USDATA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND DATE THIS PROXY, AND INDICATE HOW YOU WISH TO VOTE, ON THE BACK OF THIS CARD. PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

When you sign and return this proxy card, you

- appoint Robert A. Merry and Robert L. Drury, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 18, 2000, and at any adjournments of the meeting,

- authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

-  revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT TO THE 1994 EQUITY COMPENSATION PLAN, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.



                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]



                         Your Proxy vote is important,
                  regardless of the number of shares you own.

                     Whether or not you plan to attend the
                    meeting in person, please complete, date
                  and sign the above Proxy card and return it
                    without delay in the enclosed envelope.

                                 [USDATA LOGO]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


                                                               PLEASE MARK   [X]
                                                               YOUR VOTE AS
                                                               INDICATED IN
                                                               THIS EXAMPLE


1.   ELECTION OF DIRECTORS
     Nominees:

     Stephen J. Andriole, Ph. D.        Robert A. Merry
     James W. Dixon                     Jack L. Messman
     Max D. Hopper                      Arthur R. Spector

     FOR *                              WITHHELD *
                                        FOR ALL

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.


2.   AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE
     CORPORATION

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


3. AMENDMENT TO 1994 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


SIGNATURE(S):                                            DATE:
             -------------------------------------------      ------------------
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.



                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                                 [USDATA LOGO]

                                    EXHIBIT A
                               USDATA CORPORATION
               AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN

SECTION 1. PURPOSE; DEFINITIONS

         The purpose of the USDATA Corporation 1994 Equity Compensation Plan (the "Plan") is to provide employees (including employees who are also officers or directors), non-employee directors, and Eligible Independent Contractors (as hereinafter defined) of USDATA Corporation (the "Company") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards. The Company believes that the Plan will enable the Company to attract, retain and motivate its employees, non-employee directors and Eligible Independent Contractors, will encourage Plan participants to contribute materially to the growth of the Company for the benefit of the Company's stockholders, and will align the economic interests of the Plan participants with those of the stockholders.

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         c. "Committee" means the Committee designated by the Board to administer the Plan.

         d. "Company" means USDATA Corporation, its subsidiaries or any successor organization.

         e. "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         f. "Eligible Independent Contractor" means an independent consultant or advisor hired by the Company to provide bona fide services for the Company that are not in connection with the offer or sale of securities in a capital-raising transaction.

         g. "Employed by the Company" shall mean employment as an employee or Eligible Independent Contractor or member of the Board, so that for purposes of exercising Stock Options and Stock Appreciation Rights and satisfying conditions with respect to Restricted Stock Grants, a Participant shall not be considered to have terminated employment until the Participant ceases to be an employee, Eligible Independent Contractor or member of the Board, provided, however, that the Committee may determine otherwise as may be specified in an individual Participant's Grant Letter.

         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         i. "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, determined as follows: (i) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting services, as applicable and as the Committee determines.

         j. "Grant" means any Stock Option, Stock Appreciation Right or Restricted Stock award granted pursuant to the Plan.

         k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         l. "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

         m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         n. "Participant" means an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

         o. "Plan" means the USDATA Corporation 1994 Equity Compensation Plan, as hereinafter amended from time to time.

         p. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

         q. "Securities Act" shall mean the Securities Act of 1933, as amended.

         r. "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

         s. "Stock" means the Common Stock of the Company, par value $.01 per share.

         t. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a

Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

         u. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         v. "Termination for Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached his or her employment or service contract, non-competition agreement or other obligation with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

SECTION 2. ADMINISTRATION

         The Plan shall be administered by a Committee which shall consist of two or more non-employee directors appointed by the Board. In the absence of the designation of a Committee to administer the Plan, the Plan shall be administered by the full Board.

         The Committee shall have the authority to:

         (a) select the Participants to whom Grants may from time to time be made hereunder;

         (b) determine the type, size and terms of the Grants to be made to each such Participant;

         (c) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

         (d) amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including, but not limited to, amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to Grants under the Plan as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion, or substitution of new Stock Options for previously granted Stock Options, including previously granted Stock Options having high option prices;

         (e) establish from time to time any policy or program to encourage or require Participants to achieve or maintain equity ownership in the Company through the use of the Plan upon such terms and conditions as the Committee may determine in its sole discretion, and thereafter to amend, modify or terminate such policy or program as the Committee may from time to time deem appropriate; and

         (f)      deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan and any Grant made under the Plan, to make factual determinations and to adopt, alter and repeal such administrative rules, guidelines, practices, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons having any interest in the Plan or in any Grants made hereunder. All power of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's Certificate of Incorporation, by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any applicable law, the Company's Certificate of Incorporation or by-laws, agreement, vote of the stockholders or directors, or otherwise.

SECTION 3. STOCK SUBJECT TO THE PLAN

         (a) The aggregate number of shares of Stock that may be issued or transferred under the Plan is 3,000,000, subject to adjustment pursuant to
Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended to increase the number of shares of Stock issuable and transferable hereunder or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for subsequent awards under the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

SECTION 4. ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES

         All employees, non-employee directors and Eligible Independent Contractors are eligible to participate in the Plan. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any Participant shall not exceed 500,000. The terms and provisions of Grants made under the Plan may vary between Participants or as to the same Participant to whom more than one Grant may be awarded.

SECTION 5. STOCK OPTIONS

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

                  Any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of the Fair Market Value per share on the date of the grant.

         (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Stock Option.

         (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised, in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate); provided, however, that (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the Participant may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

                  If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such Participant's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the Participant an amount, in cash or

Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

                  To the extent permitted under the applicable laws and regulations, at the request of the Participant and if authorized by the Committee, in its sole discretion, at or after grant, the Company agrees to cooperate in a "cashless exercise" of a Stock Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

                  No shares of Stock shall be issued until full payment therefor has been made. A Participant shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the Participant following exercise of the Option in accordance with the Plan.

         (e) STOCK OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the Participant. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

         (f) REPLACEMENT OPTIONS. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.

                  The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

         (g) NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. When a Participant dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, at or after Grant, that a Participant may transfer Nonqualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Committee may determine.

         (h)      TERMINATION OF EMPLOYMENT; DISABILITY; DEATH

                  (i) Unless otherwise determined by the Committee at or after grant, in the event of a Participant's termination of employment (voluntary or involuntary) for any reason other than as provided below, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  (ii) Unless otherwise determined by the Committee at or after grant, if any Participant ceases to be employed by the Company on account of a Termination for Cause by the Company, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be employed by the Company, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Stock.

                  (iii) Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  (iv) Unless otherwise determined by the Committee at or after grant, if any Participant dies while employed by the Company or within three months after the date on which the Participant ceases to be employed by the Company on account of termination of employment specified in Section 5(h)(i) above (or within such other period of time as may be specified by the Committee), any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (i) INCENTIVE STOCK OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock

Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         (j) ISSUANCE OF SHARES. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the Participant a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6. STOCK APPRECIATION RIGHTS

         (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted either separately or in tandem with all or part of any Stock Option granted under the Plan. The provisions of Stock Appreciation Rights awarded under the Plan need not be the same with respect to each Participant. In the case of a Non-Qualified Stock Option, such rights may be granted either at the grant of such Stock Option or at any time thereafter while the Option remains outstanding. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The Committee shall establish the base amount of the Stock Appreciation Rights at the time the Stock Appreciation Right is granted. Unless the Committee determines otherwise, the base amount of each Stock Appreciation Right shall be equal to the per share option price of the related Stock Option or, if there is no related Stock Option, the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

                  A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                  (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(g) of the Plan.

                  (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7. RESTRICTED STOCK

         (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the employees, non-employee directors or Eligible Independent Contractors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

         (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

                  (ii) Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

                  (iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the USDATA Corporation 1994 Equity Compensation Plan and an Agreement entered into between the registered owner and USDATA Corporation. Copies of such Plan and Agreement are on file at the offices of USDATA Corporation."

                  (iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under
         Section 3.

                  (iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

                  (iv) The Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                  (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8. WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Participant, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Company Stock, the Company may require the Participant or other person receiving such Stock to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company's income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

SECTION 9. AMENDMENTS AND TERMINATION

         The Board may amend or terminate the Plan at any time and from time to time, but no amendment or termination shall be made which would impair the rights of a Participant under a Grant theretofore awarded without the Participant's consent; and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Stock is then listed or included. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10. UNFUNDED STATUS OF PLAN

         The Plan is intended to constitute an "unfunded" plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 11. GENERAL PROVISIONS

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and not with a view to distribution thereof and that such Participant will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event no Stock shall be issued to such Participant unless and until the Company is satisfied with such representation. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed or included, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

         (d) At the time of grant, the Committee may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company upon termination of employment, subject to a repurchase price and such other terms and conditions as the Committee may specify at the time of grant.

         (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

         (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         (e) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 12. EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall be effective as of November 8, 1994, subject to the consent or approval of the Company's stockholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after November 8, 2004, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by the unanimous consent of all stockholders or by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Grants awarded hereunder shall be null and void and no additional Grants shall be awarded hereunder.

SECTION 13. INTERPRETATION

          A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Grants awarded thereunder shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 14. GOVERNING LAW.

         With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Grants awarded thereunder.

SECTION 15. COMPLIANCE WITH SECTION 16b OF THE EXCHANGE ACT.

         Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16b of the Exchange Act, at least six months must elapse from the date of grant of an Option, Stock Appreciation Right or

Restricted Stock award to the date of disposition of the Stock issued upon exercise of such Option or Stock Appreciation Right or grant of such Restricted Stock award.




                                      -15-